UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

RENASANT CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.)	Title of each class of securities to which transaction applies:

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3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

1.)	Amount previously paid:

2.)	Form, Schedule or Registration Statement No.:

3.)	Filing Party:

4.)	Date Filed:

RENASANT CORPORATION

209 Troy Street

Tupelo, Mississippi 38804

March 9, 2006

Dear Shareholder:

On behalf of the board of directors, we cordially invite you to attend the 2006 Annual Meeting of Shareholders of Renasant Corporation. The annual meeting will be held beginning at 2:00 p.m., Central time, on Tuesday, April 18, 2006, at the principal office of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804. The formal notice of the annual meeting appears on the next page.

At the annual meeting, you will be asked:

1.	To elect five Class 1 directors, each to serve a three-year term;

2.	To elect one Class 2 director to serve a one-year term; and

3.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person. The accompanying proxy statement and proxy card are first being distributed to the shareholders of Renasant Corporation on or about March 9, 2006.

We urge you to mark, sign, date and mail the enclosed proxy card in the postage-prepaid envelope. If you hold shares of Renasant Corporation common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions will be printed on the proxy card sent to you.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Renasant Corporation.

Sincerely,

E. Robinson McGraw
Chairman of the Board, President and Chief Executive Officer

RENASANT CORPORATION

209 Troy Street

Tupelo, Mississippi 38804

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	2:00 p.m., Central time, on Tuesday, April 18, 2006.

PLACE	Renasant Bank 209 Troy Street Tupelo, Mississippi 38804

ITEMS OF BUSINESS	1. To elect five Class 1 directors who will each serve a three-year term expiring in 2009.

2. To elect one Class 2 director who will serve a one-year term expiring in 2007.

3. To transact such other business as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE	You can vote if you are a shareholder of record as of the close of business on February 22, 2006.

ANNUAL REPORT	Our 2005 Summary Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2005, which are not part of the proxy solicitation material, are enclosed.

PROXY VOTING	It is important that your shares be represented and voted at the annual meeting. Please mark, sign, date and promptly return the enclosed proxy card in the postage paid envelope. If you hold shares of Renasant Corporation common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions will be printed on the proxy card sent to you. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

E. Robinson McGraw
Chairman of the Board, President and Chief Executive Officer

Tupelo, Mississippi

March 9, 2006

RENASANT CORPORATION

PROXY STATEMENT

ii

RENASANT CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD TUESDAY, APRIL 18, 2006

This proxy statement is furnished to the shareholders of Renasant Corporation in connection with the solicitation of proxies by its board of directors, for use at the Annual Meeting of Shareholders to be held at 2:00 p.m., Central time, on Tuesday, April 18, 2006, at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804, as well as in connection with any adjournments or postponements of the meeting. This proxy statement and accompanying proxy card are first being distributed to the shareholders of the Company on or about March 9, 2005. In this proxy statement, Renasant Corporation is referred to as “Renasant,” “we,” “our,” “us,” or “the Company,” and Renasant Bank is referred to as “the Bank.”

VOTING YOUR SHARES

Who is soliciting proxies from the shareholders?

The board of directors of the Company is soliciting the enclosed proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.

What will be voted on at the annual meeting?

The enclosed proxy provides the opportunity for you to approve, disapprove or abstain for each of the following proposals:

1.	The election of five Class 1 directors, who are to serve until the expiration of their respective three-year terms or until their successors are elected and qualified; and

2.	The election of one Class 2 director, who is to serve until the expiration of his one-year term or until his successor is elected and qualified.

The proxy card also gives the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting. In addition, for proxy cards that are signed but which do not contain voting instructions, the proxy card gives the proxy holders discretionary authority to vote the shares represented by the proxy card on the above proposals.

Who bears the cost of the proxy solicitation?

The Company generally bears all costs of soliciting proxies. We have retained and pay a fee to Automatic Data Processing, Inc. to assist in the solicitation of proxies, but the Company pays no separate compensation solely for the solicitation of proxies. Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. Our directors, officers and employees do not receive separate compensation for these services.

Who can vote at the annual meeting?

Our board of directors has fixed the close of business on Wednesday, February 22, 2006, as the record date for our annual meeting. Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of February 22, 2006, the Company’s only outstanding class of securities was common stock, $5.00 par value per share. On that date, the Company had 75,000,000 shares authorized, of which 10,338,510 shares were outstanding.

You can vote either in person at the annual meeting (if you, rather than your broker, are the record holder of the stock) or by proxy, whether or not you attend the annual meeting. To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope. If you hold our common stock directly in your name, you may also vote over the internet or by telephone. If internet or telephone voting is available to you, voting instructions will be printed on the proxy card sent to you. A proxy may be revoked at any time prior to its exercise at the annual meeting.

How many votes must be present to hold the annual meeting?

A “quorum” must be present to hold the Company’s annual meeting. A majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.

How many votes does a shareholder have per share?

Our shareholders are entitled to one vote for each share held.

How are directors elected?

Directors are elected by plurality vote; the candidates in each class up for election who receive the highest number of votes cast, up to the number of directors to be elected, are elected. Shareholders do not have the right to cumulate their votes.

How will the proxy be voted, and how are votes counted?

When your proxy card is returned, properly signed and dated, the shares represented by your proxy will be voted at the annual meeting as you instruct on the card, including any adjournments or postponements of the meeting. If your proxy card is signed, but no instructions are given, the shares represented by the proxy will be voted at the annual meeting and any adjournments or postponements as follows:

1.	“FOR” the election of nominees George H. Booth, II, Frank B. Brooks, John T. Foy, Harold B. Jeffreys and Jack C. Johnson as Class 1 directors; and

2.	“FOR” the election of C. Larry Michael as a Class 2 director.

Under Mississippi law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.

If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, the shares will not be voted on any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a “broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter.

How are shares in the Company’s 401(k) plan voted?

If you are an employee of the Company who participates in the Company’s 401(k) plan, you can vote the number of shares of common stock equal to your units in the Company stock fund and shares allocated for your benefit under the plan, determined as of the close of business on February 22, 2006. The trustee of the 401(k) plan, the Bank, acts as a proxy and actually votes the shares. If you do not send instructions within the time required, your shares or share equivalents will not be voted.

Can a proxy be revoked?

Yes. You can revoke your proxy at any time before it is voted. You revoke your proxy by giving written notice to the secretary of the Company before the annual meeting or by granting a subsequent proxy. If you, rather than your broker, are the record holder of our stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: Secretary, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804.

How are proxy materials distributed?

We have adopted a procedure, permitted under the rules of the Securities Exchange Commission (the “SEC”), called “householding.” Under this procedure, shareholders of record who have the same last name and the same address will receive only one copy of the annual report and proxy statement (and other disclosure documents we deliver to shareholders) at their household, unless one or more of these shareholders notifies us that they wish to continue to receive individual copies of these documents. The Company will continue to mail a proxy card to each shareholder of record. We believe that this procedure will reduce the Company’s printing costs and postage fees, as well as eliminate unwanted mail for shareholders.

If you currently receive multiple copies of the Company’s proxy materials and would like to participate in householding, please check the “Yes” box under “Householding Election” on the enclosed proxy card. Your election to participate will take effect 60 days after the delivery of this proxy statement.

Even if you elect to participate in householding, the Company will promptly deliver you a separate copy of the Company’s annual report and/or proxy statement upon your written or oral request. You can make such request by contacting the Company’s Director of Investor Relations and Planning in one of the following ways:

•	By writing to Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804, Attention: Director of Investor Relations and Planning;

•	By e-mail at jimg@renasant.com; or

•	By phone at (662) 680-1217.

If you hold your shares through a broker, bank or other nominee, you can contact such institution to determine if it offers householding procedures.

Your election to participate in householding does not in any way affect the mailing of dividends checks to shareholders.

What if I want to continue to receive a separate copy of the annual report and the proxy statement?

If you do not want to participate in householding and thus wish to continue to receive separate copies of the Company’s proxy materials, check the “No” box under “Householding Election” on the enclosed proxy card. If you do not check either the “Yes” or “No” box, you will deemed to have elected to participate in householding.

What should I do if I want to request or discontinue “householding” treatment for future annual meetings?

You can change your election to participate in householding at any time. If you decide that you would like to participate in householding, or if you decide to revoke your previous election to participate in householding, you can do so by contacting ADP-ICS, either by calling toll-free at (800) 542-1061, or by writing to ADP-ICS, Householding Department, 51 Mercedes Way, Edgeweood, New York 11717. If you revoke your householding election, you will be removed from the householding program within 30 days of receipt of your revocation, following which you will receive an individual copy of our annual report and proxy statement (and any other disclosure documents delivered to shareholders).

STOCK OWNERSHIP

Does any person own more than 5% of the Company’s common stock?

As of February 22, 2006, the Company had approximately 5,391 shareholders of record. To the knowledge of management of the Company, no shareholder owns beneficially more than 5% of the Company’s issued and outstanding common stock. As of January 31, 2006, the Company’s 401(k) plan held an aggregate of 469,515 shares, or 4.55%, of the Company’s common stock. All shares held by the plan are allocated to individual participant accounts. Participants direct the voting of their allocated shares.

How much stock is beneficially owned by the directors and executive officers of the Company?

The following table includes information about the common stock owned by our directors, nominees and executive officers, as of January 31, 2006, including their name, position and the number of shares beneficially owned. Unless otherwise noted, these persons have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws).

	Amount and Nature of Beneficial Ownership
	Direct	Options Exercisable Within 60 Days	Other		Total	Percent of Class
Directors and Nominees:
William M. Beasley	29,516	—	3,239	(1)	32,755	*
George H. Booth, II	7,698	—	—		7,698	*
Frank B. Brooks	21,778	—	49	(2)	21,827	*
John M. Creekmore	5,657	—	429	(3)	6,086	*
Marshall H. Dickerson	5,215	—	—		5,215	*
John T. Foy	3,219	—	—		3,219	*
Eugene B. Gifford, Jr.	72,533	—	31,974	(4)	104,507	1.01%
Richard L. Heyer, Jr.	3,994	—	—		3,994	*
Neal A. Holland, Jr.	20,199	18,000	105,537	(5)	143,736	1.39%
Harold B. Jeffreys	134,230	—	—		134,230	1.30%
Jack C. Johnson	33,067	33,510	9,943	(6)	76,520	*
J. Niles McNeel	18,939	—	4,425	(7)	23,364	*
C. Larry Michael	9,051	—	—		9,051	*
Theodore S. Moll	3,000	—	2,100	(8)	5,100	*
John W. Smith	27,433	—	11,739	(9)	39,172	*
H. Joe Trulove	19,449	—	400	(10)	19,849	*
J. Larry Young	5,329	—	393	(11)	5,722	*

Named Executive Officers:
E. Robinson McGraw(12)	25,080	(12)	60,000	392	(12)	85,472	*
Francis J. Cianciola	33,000	(13)	1,167	—		34,167	*
Larry R. Mathews	11,145	(14)	24,000	26,773	(14)	61,918	*
James W. Gray	10,645	(15)	15,750	373	(15)	26,768	*
Stuart R. Johnson	11,504	(16)	15,750	—		27,254	*
Other Executive Officers	56,497		46,167	1,317		103,981	*
All directors, nominees and executive officers as a group (26 persons total)	568,178		214,344	199,083		981,605	9.32%

*	Less than 1% of the outstanding common stock.

(1)	Includes 3,239 shares held by Mr. Beasley’s spouse.

(2)	Includes 49 shares held by Mr. Brooks’ daughter, of which Mr. Brooks disclaims beneficial ownership.

(3)	Includes 429 shares held by Mr. Creekmore’s children.

(4)	Includes 31,974 shares held by Mr. Gifford’s grandchildren, for which Mr. Gifford’s spouse serves as custodian. Mr. Gifford disclaims beneficial ownership of the shares held by his grandchildren.

(5)	Includes 869 shares held by Mr. Holland’s spouse, 4,832 shares held by a family limited liability partnership, Holland, LLP, and 99,836 shares held by a family limited liability partnership, Holland Holdings, LLP.

(6)	Includes 7,455 shares held by Germantown Home Builders, Inc. Retirement Plan, for which Mr. Johnson serves as Trustee, and 2,488 shares held by Mr. Johnson’s spouse. Mr. Johnson disclaims beneficial ownership of the shares held by Germantown Home Builders, Inc. Retirement Plan.

(7)	Includes 925 shares held by Mr. McNeel’s spouse and 3,500 shares held by Mr. McNeel’s children for which Mr. McNeel serves as custodian.

(8)	Includes 2,100 shares held by Mr. Moll’s children, for which Mr. Moll serves as custodian.

(9)	Includes 11,739 shares held by Mr. Smith’s spouse.

(10)	Includes 400 shares held by Mr. Trulove’s spouse.

(11)	Includes 393 shares held by Mr. Young’s spouse.

(12)

Mr. McGraw is also the Chairman of the board of directors of the Company. His direct ownership includes an aggregate of 7,344 shares that are allocated to his accounts under the Company’s 401(k) plan, over which Mr. McGraw has voting power, and 5,000 shares representing a target award under the Company’s 2001 Long-Term Incentive Plan with respect to which he possesses voting and dividend rights. His other ownership includes 392 shares held by Mr. McGraw’s children, for which Mr. McGraw serves as custodian.

(13)	Includes 1,000 shares representing a target award under the Company’s 2001 Long-Term Incentive Plan with respect to which Mr. Cianciola possesses voting and dividend rights.

(14)	Includes 1,500 shares representing a target award under the Company’s 2001 Long-Term Incentive Plan with respect to which Mr. Mathews possesses voting and dividend rights, and 26,773 shares held by a family limited liability corporation, Summitt LLC.

(15)	Direct ownership includes an aggregate of 3,915 shares allocated to Mr. Gray’s accounts under the Company’s 401(k) plan, over which he has voting power, and 1,000 shares representing a target award under the Company’s 2001 Long-Term Incentive Plan with respect to which he possesses voting and dividend rights. Other ownership includes 373 shares held by Mr. Gray’s spouse.

(16)	Direct ownership includes an aggregate of 10,444 shares allocated to Mr. Johnson’s accounts under the Company’s 401(k) plan, over which he has voting power, and 1,000 shares representing a target award under the Company’s 2001 Long-Term Incentive Plan with respect to which he possesses voting and dividend rights.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC and the Nasdaq Global Market (“Nasdaq”) reports of ownership of Company securities and changes in their ownership on Forms 3, 4 and 5. Executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon a review of the reports on Forms 3, 4 and 5 furnished to the Company, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during 2005 its executive officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except that four reports for Mr. Cianciola covering twelve transactions, four reports for Mr. Trulove covering five transactions, three reports for Mr. Beasley covering seven transactions, one report for Mr. McNeel covering two transactions and one report for Mr. Mathews covering one transaction were inadvertently filed late.

BOARD OF DIRECTORS

How many directors serve on the board, and who are the current directors?

Effective as of the annual meeting, a total of 19 directors serve on our board. There are three classes of directors. Assuming that all of the Company’s nominees for director are elected, after the annual meeting there will be five directors in Class 1, eight directors in Class 2 and six directors in Class 3. The current term of office for the Company’s Class 1 directors expires at the 2006 annual meeting, while the current term of office for our Class 2 directors expires at the 2007 annual meeting and the current term of office for our Class 3 directors expires at the 2008 annual meeting. All of the directors also presently serve on the board of directors of the Bank.

Our current directors are:

Name	Age	Class	Experience
George H. Booth II Director since 1994	51	1	Mr. Booth is co-owner of Tupelo Hardware Company, a closely held family business primarily engaged in wholesale and retail hardware sales. Mr. Booth is currently serving as president of Tupelo Hardware Company, having served as vice president from 1976 until 2000.

Frank B. Brooks Director since 1989	62	1	Mr. Brooks has been a cotton farmer since 1959 and president of Yalobusha Gin Company, Inc., a cotton gin located in Yalobusha County, Mississippi, since 1992.

John T. Foy Director since 2004	58	1	Mr. Foy served as president and chief executive officer of Lane Furniture Industries from October 1996 until February 2004, when he was named president and chief operating officer of Furniture Brands International, where he also serves as a member of the board of directors. Furniture Brands International is engaged in the manufacture of upholstered and wooden furniture.

Harold B. Jeffreys Director since 2005	61	1	Mr. Jeffreys is a consultant to and was the founder and served as chairman of the board of directors and in various executive positions of Applied Research, Inc., in Huntsville, Alabama from 1980 until its sale in 1994. He and his son currently operate Cedar Lake Farms, and he is also involved in other investments. Mr. Jeffreys also served as interim president and chief executive officer of Heritage Financial Holding Corporation from March, 2002 until September, 2003. Mr. Jeffreys was appointed as a director upon the completion of the Company’s acquisition of Heritage Financial Holding Corporation in 2005.

Jack C. Johnson Director since 2004	63	1	Mr. Johnson has served as president of Germantown Home Builders, Inc., located in Germantown, Tennessee, since 1974. Since March, 2001, he has also served as the chief manager of Colonnade, LLC, a company engaged in the leasing of storage and office space in Memphis, Tennessee. Mr. Johnson was appointed as a director upon the completion of the Company’s acquisition of Renasant Bancshares, Inc. in 2004.

C. Larry Michael Director since 1997	60	1	Mr. Michael has served as president of Transport Trailer Service, Inc., a company primarily engaged in semi-trailer sales and repair; Rent-A-Box, Inc., a company primarily engaged in semi-trailer leasing; and Precision Machine and Metal Fabrication, Inc., a company primarily engaged in customized machining of metal parts, since 1972.

Name	Age	Class	Experience
Francis J. Cianciola Director since 2004	55	2	Mr. Cianciola has served as an executive vice president of the Company and the president of Renasant Bank of Tennessee since 2004. Prior to the Company’s acquisition of Renasant Bancshares, Inc. in July, 2004, Mr. Cianciola served as president, chief executive officer and vice chairman of the Board of Directors of Renasant Bancshares, Inc. and president, chief executive officer and chairman of the Board of Directors Renasant Bank of Tennessee since 1999. Mr. Cianciola was appointed as a director upon the completion of the Company’s acquisition of Renasant Bancshares, Inc.

John M. Creekmore Director since 1997	50	2	Mr. Creekmore has engaged in the practice of law since 1987 as the owner of the law firm Creekmore Law Office.

Neal A. Holland, Jr. Director since 2005	49	2	Mr. Holland has been president of Holland Company, Inc., a diversified sand, stone and trucking company in Decatur, Alabama, since 1980. He is also the owner and president of Cedar Ridge Golf Course, Inc. Mr. Holland was appointed as a director upon the completion of the Company’s acquisition of Heritage Financial Holding Corporation in 2005.

E. Robinson McGraw Director since 2000	59	2	Mr. McGraw has served as president and chief executive officer of both the Company and the Bank since 2000. Since June 2005, Mr. McGraw has also served as Chairman of the board of directors of the Company and the Bank. Mr. McGraw served as executive vice president of the Bank prior to becoming chief executive officer.

Theodore S. Moll Director since 2002	63	2	Mr. Moll has been with MTD Products, a company primarily engaged in the production of outdoor power equipment, since 1965. Mr. Moll presently serves as executive vice president of its worldwide operations.

John W. Smith Director since 1978	70	2	Mr. Smith is retired. Prior to his retirement, Mr. Smith served as president and chief executive officer of the Company and the Bank from 1993 until 2000.

J. Larry Young Director since 1982	67	2	Mr. Young has been employed as a part-time pharmacist with Fred’s Pharmacy in Pontotoc, Mississippi since 1998. Prior to 1998, Mr. Young was a pharmacist for and a partner in Ramsey-Young Pharmacy. He has also served as vice chairman and lead director of the board of directors of the Company since June 2005.

William M. Beasley Director since 1989	54	3	Mr. Beasley has engaged in the practice of law as a partner of the law firm of Phelps Dunbar LLP since 1999. Prior to 1999, Mr. Beasley was a partner of the law firm of Mitchell, Voge, Beasley and Corban LLP. He also served as vice chairman of the board of directors of the Company from 2001 until June 2005.

Name	Age	Class	Experience
Marshall H. Dickerson Director since 1996	56	3	Mr. Dickerson has been the owner and manager of Dickerson Furniture Company, a company primarily engaged in retail home furnishings, since 1978.

Eugene B. Gifford, Jr. Director since 1987	71	3	Mr. Gifford has engaged in the practice of law since 1960 as a partner in the law firm of Gifford, Allred, Tennison and Smith.

Richard L. Heyer, Jr. Director since 2002	49	3	Dr. Heyer has served as a physician and partner of Tupelo Anesthesia Group, P.A. since 1989.

J. Niles McNeel Director since 1999	59	3	Mr. McNeel has engaged in the practice of law as a partner of the law firm of McNeel and Ballard since 1983.

H. Joe Trulove Director since 1999	68	3	Mr. Trulove is presently a partner of Landmark Enterprises, a company primarily engaged in real estate and investments. Mr. Trulove has been chairman of the board of directors of Rose Hill Manufacturing Company, a company primarily engaged in the manufacture of upholstered furniture, since 2002. Prior to 2001, Mr. Trulove was senior vice president of York Casket Company, a company primarily engaged in the manufacture of caskets.

Who are the presiding and lead directors?

E. Robinson McGraw is the presiding director and serves as chairman of the board of the Company and the Bank. In addition, the members of the board who meet the definition of “independent director” under Rule 4200(a)(15) of the Nasdaq Marketplace Rules selected J. Larry Young as “lead director.” Among other duties, which are described in full in our bylaws, the lead director acts as the chairman of executive sessions of the board of directors.

Are the directors independent?

Our board has determined that each of William M. Beasley, George H. Booth II, Frank B. Brooks, John M. Creekmore, Marshall H. Dickerson, John T. Foy, Eugene B. Gifford, Jr., Richard L. Heyer, Jr., C. Larry Michael, Neal A. Holland, Jr., J. Niles McNeel, Theodore S. Moll, H. Joe Trulove, John W. Smith and J. Larry Young is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. There are no family relationships between any director, executive officer or person nominated to become a director.

How are directors compensated?

Directors who are employees of the Company receive no additional compensation for their service as directors. The board sets the compensation for non-employee directors. During 2005, each non-employee director was paid an annual fee of $6,000 and $350 for each board meeting attended. Non-employee directors were also paid $350 for each committee meeting attended. The chairman of the audit committee was paid $700 for each audit committee meeting attended. During 2006, each non-employee director will be paid an annual fee of $15,000 and will not receive additional compensation for each board meeting attended. The lead director will be paid an additional $6,500 in addition to the annual fee. The chairman of the audit committee will be paid $1,000 while the other members of the audit committee will be paid $500 for each audit committee meeting attended in 2006. Except for audit committee meetings, non-employee directors will continue to be paid $350 for each committee meeting attended.

We maintain two types of deferred compensation arrangements in which our directors may elect to participate. Under one arrangement, deferred fees are deemed invested in units representing shares of the Company’s common stock and credited with dividend equivalent units as and when the Company pays dividends. Under the other arrangement, deferred fees are credited with an interest rate. Fees deferred between 1985 and 1988 accrue interest annually at 130% of the Moody’s Average Corporate Bond Rate for the month of October for the preceding year (7.62% in 2005); fees deferred after January 1, 1989, are credited with interest at 100% of such rate (5.86% in 2005). Amounts held under either plan are payable when a director ceases to serve as a member of the board or attains a specified age.

How many meetings did the board hold during 2005?

The board held 12 meetings during 2005. All directors attended at least 75% of the total number of board meetings and the meetings of the committees on which they served. The Bank’s board met 12 times during 2005. The members of the board who are “independent directors” under Nasdaq Rule 4200(a)(15) met in executive session 6 times during 2005.

The Company does not have a policy requiring director attendance at its annual meeting. At our 2005 annual meeting, all directors were in attendance. The Company expects its entire board to be in attendance at this year’s annual meeting.

What committees has the board established?

The board of directors has established an audit committee, a compensation committee, and a nominating and governance committee.

Who serves on the audit committee, and what are its responsibilities?

Frank B. Brooks, Marshall H. Dickerson, John T. Foy, Theodore S. Moll and J. Larry Young are the members of the audit committee. The board has determined that each member of the audit committee is an “independent director” as defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules and that each meets the criteria for independence in Rule 10A-3 of the Securities Exchange Act of 1934, as amended. The board has determined that Theodore S. Moll qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and satisfies the “financial sophistication” requirements under Rule 4350(d) of the Nasdaq Marketplace Rules.

The board has adopted a written charter for the audit committee. The charter was most recently amended and restated on June 17, 2005. A copy of the restated charter is attached as Appendix A.

The audit committee reviews the Company’s financial reporting process on behalf of the board of directors. The audit committee’s duties and responsibilities include the following:

•	Appointing, compensating and overseeing the Company’s independent auditors;

•	Monitoring the integrity of the Company’s financial reporting process and system of internal controls;

•	Monitoring the independence and performance of the Company’s independent auditors and internal auditing department;

•	Pre-approving all auditing and permitted non-audit services provided by the Company’s independent auditors;

•	Providing an avenue of communication among the Company’s independent auditors, management, the internal auditing department, and the board of directors; and

•	Establishing procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

During 2005, the audit committee held 14 meetings.

Who serves on the compensation committee, and what are its responsibilities?

William M. Beasley, Frank B. Brooks, John M. Creekmore, Marshall H. Dickerson, John T. Foy and J. Niles McNeel are the members of the compensation committee. The compensation committee establishes, reviews and administers the Company’s executive compensation programs and determines executive compensation, including the compensation of the Company’s chief executive officer. The compensation committee has adopted a written Compensation Committee Charter. During 2005, the compensation committee held 6 meetings. Each of the current members of the compensation committee is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules.

Who serves on the nominating and governance committee, and what are its responsibilities?

The nominating and governance committee interviews, evaluates, nominates and recommends individuals for membership on the Company’s board of directors and the board’s committees. The members of the nominating and governance committee are John M. Creekmore, Marshall H. Dickerson, Eugene B. Gifford, Jr. and J. Larry Young. Each of the current members of the nominating and governance committee is an “independent director” as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The nominating and governance committee has adopted a written Nominating and Governance Committee Charter. The charter was most recently amended and restated on February 21, 2006. A copy of the restated charter is attached to this proxy statement as Appendix B. During 2005, the nominating and governance committee held 3 meetings.

The nominating and governance committee evaluates potential new directors based upon the needs of the board and the Company. Criteria that have been used to assess a candidate for director include, without limitation, whether the candidate possesses the following qualities:

•	Independence for purposes of Rule 4200(a)(15) of the Nasdaq Marketplace Rules and SEC rules and regulations;

•	Experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

•	Familiarity with and participation in the local community;

•	Prominence and reputation in his or her profession;

•	Record of honest and ethical conduct, personal integrity and independent judgment;

•	Ability to represent the interests of the shareholders of the Company; and

•	Ability to devote time to the board of directors and to enhance their knowledge of the Company’s industry.

Usually, nominees for election to the board are proposed by management and members of the board. The committee also considers candidates that you recommend. Your recommendations should be addressed to: Secretary, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804. The committee will only consider shareholder-recommended candidates who meet the eligibility requirements for directors which are included in the Company’s Bylaws and Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Your recommendations must be submitted to the Company by December 8, 2006, for consideration as a possible nominee for election to the board at the Company’s 2007 annual meeting. Your notice must set forth as to each nominee:

•	The reason for making such nomination;

•	All arrangements or understandings between the recommending shareholder and the nominee;

•	All information relating to such nominee that is required to be disclosed in solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholders’ notice must also set forth the name and address of the nominating shareholder and the class and amount of such shareholder’s beneficial ownership of our stock, including evidence to support the shareholders’ ownership of such shares. If a shareholder intends to recommend a nominee for election as director or proposes any other business for consideration at an annual meeting of the Company on behalf of the beneficial owner of the shares that the recommending shareholder is the record owner of, the recommending shareholder must also provide the name and address of such beneficial owner, as well as the class and number of shares of Company stock owned by such beneficial owner.

How does the board respond to shareholder questions?

The board has not adopted a formal procedure that you must follow to send communications to it. However, the board does receive communications from shareholders, from time to time, and addresses the communications as appropriate. You can send communications to the board by contacting Renasant’s Director of Investor Relations and Planning in one of the following ways:

•	By writing to Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804, Attention: Director of Investor Relations and Planning;

•	By e-mail at jimg@renasant.com; or

•	By phone at (662) 680-1217.

If you request information or ask questions that can more efficiently be addressed by management, the Director of Investor Relations will respond to your questions. The Director of Investor Relations will forward to the audit committee any communication concerning employee fraud or accounting matters. The Director of Investor Relations will forward to the full board any communication relating to corporate governance or those requiring action by the board of directors.

Are directors and other officers indebted to the Bank?

Certain directors and officers of the Company, businesses with which they are associated, and members of their immediate families are customers of the Bank and have entered into transactions with the Bank. In the opinion of the board of directors, these transactions were made in the ordinary course of the Bank’s business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features.

What related party transactions involve the board of directors?

During 2005, the Company and the Bank engaged in certain transactions with the Company’s directors, which are summarized below:

•	The Bank employed the firm of Gifford, Allred, Tennison and Smith as local counsel for its community bank at Booneville, Mississippi. Eugene B. Gifford, Jr., a director of the Company and the Bank, is a partner of Gifford, Allred, Tennison and Smith.

•	The Bank employed Creekmore Law Office as local counsel for its community bank at Amory, Mississippi. John M. Creekmore, a director of the Company and the Bank, is the owner of Creekmore Law Office.

•	The Bank employed McNeel and Ballard as local counsel for its community bank at Louisville, Mississippi. J. Niles McNeel, a director of the Company and the Bank, is a partner of McNeel and Ballard.

•	The Company employed the law firm of Phelps Dunbar LLP to provide advice in various legal areas including employee benefits and general corporate law. William M. Beasley, a director of the Company and the Bank, is a partner of Phelps Dunbar LLP.

The Company expects that these firms will continue to represent the Company and the Bank in similar matters in the future.

Are there any legal proceedings involving a director and the Company or the Bank?

Mr. Michael and the Bank, along with 37 others, are co-defendants in Obsidian Enterprises v Michaels et al. in the Chancery Court of Davidson County, Tennessee. Plaintiffs, purchasers of a business formerly owned by Mr. Michael, allege that the defendants violated a non-compete agreement, breached duties of good faith and fair dealing, engaged in a civil conspiracy, misappropriated trade secrets, engaged in unfair competition, interfered in contractual relations and defamed them, and they are seeking an unspecified amount of damages. They claim that the Bank conspired with Mr. Michael by loaning him money and thereby assisting him in the wrongful acts. Both Mr. Michael and the Bank deny any wrongdoing and have potential claims for indemnity against the other, which neither are currently asserting. The Bank believes that it is insured against at least a portion of the claims, including the potential indemnity claim, but the Bank’s insurance company has not currently confirmed its responsibility for the claims.

EXECUTIVE OFFICERS AND EXECUTIVE COMPENSATION

Who are the executive officers of the Company?

The names, ages, positions and business experience of the Company’s principal executive officers, except for Mr. McGraw and Mr. Cianciola, are listed below. Because they are also members of our board, information about Mr. McGraw and Mr. Cianciola appeared previously under the heading “Board of Directors.” With the exception of Mr. Cianciola and Mr. Mathews, each of whom is a party to an employment agreement, all of our executive officers are appointed annually by the board of directors and serve at the discretion of the board.

Name	Age	Position
Stephen M. Corban	50	Executive Vice President and General Counsel of the Company since July, 2003; Senior Executive Vice President and General Counsel of Renasant Bank since July, 2003; former partner of the law firm Mitchell, Voge, Corban, and Hendrix LLP from 1998 until June, 2003.

James W. Gray	49	Executive Vice President of the Company since February, 2003 and Senior Executive Vice President of Renasant Bank since April, 1996; Strategic Planning Director of Renasant Bank since November, 2000; Chief Operations Officer of Renasant Bank from November, 1998, until October, 2000.

Stuart R. Johnson	52	Executive Vice President of the Company since February, 2003 and Senior Executive Vice President, Chief Financial Officer, and Cashier of Renasant Bank since April, 1996.

Harold Livingston	57	Executive Vice President of the Company since April, 2005 and Senior Executive Vice President and Chief Credit Officer of Renasant Bank since January, 2002; Senior Vice President of Renasant Bank from 1983 until January 2002.

Larry R. Mathews	53	Executive Vice President of the Company and President of the Alabama Division of Renasant Bank since January, 2005; director, president and chief executive officer of Heritage Bank from October, 2002, until January, 2005; chief executive officer of The Bank in Birmingham, Alabama, from July, 2000, until August, 2001;

Claude Springfield	58	Executive Vice President of the Company since April, 2005 and Senior Executive Vice President and Chief Credit Policy Officer of Renasant Bank since October, 2000; Executive Vice President of Renasant Bank from 1993 until September 2000.

Mitch Waycaster	47	Executive Vice President of the Company since April, 2005 and President of the Mississippi Division of Renasant Bank since January, 2005; Executive Vice President and Director of retail Banking of Renasant Bank from 2000 until December 2004.

How does the Company compensate its executive officers?

The following Summary Compensation Table describes the compensation earned or paid to our chief executive officer and the four highest compensated executive officers other than the chief executive officer for services they rendered for the three fiscal years ended December 31, 2005.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation	All Other Compensation
Name and Principal Position	Year	Salary	Bonus (3)	Securities Underlying Options (#)
E. Robinson McGraw President and Chief Executive Officer	2005 2004 2003	$353,000 330,000 310,000	$200,578 115,957 61,103	15,000 15,000 15,000		$53,658 35,273 34,444	(4)

Francis J. Cianciola (1) Executive Vice President	2005 2004 2003	$227,400 107,006 —	$75,248 52,500 —	3,500 — —	$ $	36,798 10,586 —	(5)

Larry R. Mathews (2) Executive Vice President	2005 2004 2003	$232,000 — —	$77,813 — —	— — —		$33,645 — —	(6)

Stuart R. Johnson Executive Vice President and Chief Financial Officer	2005 2004 2003	$220,000 200,000 175,000	$72,756 49,231 20,730	5,250 5,250 5,250		$34,519 26,385 26,599	(7)

James W. Gray Executive Vice President	2005 2004 2003	$220,000 200,000 188,000	$72,756 24,591 22,350	5,250 5,250 5,250		$27,603 25,603 25,128	(8)

(1)	Mr. Cianciola was appointed Executive Vice President of the Company on July 1, 2004.

(2)	Mr. Mathews was appointed Executive Vice President of the Company on January 1, 2005.

(3)	Payments from the Performance Based Rewards Plan, an annual cash bonus plan that provides for awards based upon the performance of the Company and the Bank.

(4)	Includes term life insurance premiums in the amount of $1,290 and Company contributions to the 401(k) plan in the amount of $8,400. Includes $5,794 in Company credits to a deferred compensation plan during 2005, which was adopted to replace a terminated split dollar life insurance arrangement. Includes $9,594 in earnings credited on amounts held in a deferred compensation plan. Also includes $12,080 in an automobile allowance.

(5)	Includes term life insurance premiums in the amount of $690 and Company contributions to the 401(k) plan in the amount of $8,400. Also includes $2,944 in earnings credited on amounts held in a deferred compensation plan and $8,264 in allowance for the use of an automobile.

(6)	Includes term life insurance premiums in the amount of $690 and Company contributions to the 401(k) plan in the amount of $8,400. Also includes $8,055 in allowance for the use of an automobile.

(7)	Includes term life insurance premiums in the amount of $690 and Company contributions to the 401(k) plan in the amount of $8,400. Also includes $8,929 in credited on amounts held in a deferred compensation plan.

(8)	Includes term life insurance premiums in the amount of $450 and Company contributions to the 401(k) plan in the amount of $8,400. Also includes $2,253 in earnings credited on amounts held in a deferred compensation plan.

Do executive officers receive equity compensation?

Yes. The Company maintains an equity compensation plan, the 2001 Long-Term Incentive Plan, under which options may be granted and restricted or performance stock awarded. The following table provides information about stock option grants made to the named executives during 2005; no restricted or performance stock was awarded in 2005:

Option Grants In 2005

Name(1)	Number of Securities Underlying Options Granted(2)	% of Total Options Granted to Employees in 2005	Exercise Price ($/Share)(3)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(4)
					0%	5%	10%
E. Robinson McGraw	15,000	12.63%	$34.15	01/01/15	$(37,800)	$322,151	$816,395
Francis J. Cianciola	3,500	2.95	34.15	01/01/15	(8,820)	75,169	190,492
Stuart R. Johnson	5,250	4.42	34.15	01/01/15	(13,230)	112,753	285,738
James W. Gray	5,250	4.42	34.15	01/01/15	(13,230)	112,753	285,738

(1)	No options were granted to Mr. Mathews in 2005.

(2)	The options are exercisable in three equal installments, beginning on the first anniversary of the date of grant, provided the executive remains an employee of the Company. All options expire ten years from the date of grant. The options immediately vest and become exercisable upon the occurrence of a change in control.

(3)	The exercise price is set at fair market value, which is determined as the average of the closing market prices of a share of the Company’s common stock for the 20 consecutive trading days immediately preceding the effective date of the grant. The exercise price may be paid in cash, by delivery of common stock or a combination of both.

(4)	Potential realizable value assumes that common stock appreciates at the rates shown (compounded annually) from the grant date until the expiration date. Based upon the assumed rates, the stock price at expiration date would be $55.63 per share, assuming a 5% annual increase, and $88.58, assuming a 10% annual increase. These amounts represent increases in the overall market price of our common stock as of December 31, 2005 of approximately 75.87% and 180.05%, respectively.

The following table provides information about the unexercised options held by the named executive officers on December 31, 2005. No options were exercised by these officers during 2005.

Aggregated Option Exercises In 2005

and Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
E. Robinson McGraw	—	$—	45,000	30,000	$441,150	$17,400
Francis J. Cianciola	—	—	—	3,500	—	—
Larry R. Mathews(1)	—	—	24,000	—	358,320	—
Stuart R. Johnson	—	—	10,500	10,500	55,020	6,090
James W. Gray	—	—	10,500	10,500	55,020	6,090

(1)	Options were granted to Mr. Mathews under the Heritage Financial Holding Corporation Incentive Stock Compensation Plan, which was assumed by the Company. The exercisable options represent the assumed options, not options granted under the Company’s long-term incentive plan.

What other kinds of plans are maintained for the benefit of the Company’s executives?

The Company’s executive officers are current participants in a broad-based tax qualified employee benefit plan: a 401(k) plan, which provides for matching and profit-sharing contributions by the Company. Company contributions to the 401(k) plan for the benefit of the named executive officers are listed in the Summary Compensation Table.

Accruals under the Company’s pension, or deferred benefit, plan were frozen as of December 31, 1996. Mr. McGraw’s monthly benefit is $3,646, Mr. Gray’s monthly benefit is $338 and Mr. Johnson’s monthly benefit is $2,266, each payable at normal retirement age (age 65) in the form of a ten-year certain and life annuity.

Each of the named executive officers may elect to participate in two deferred compensation arrangements. Under one arrangement, deferred compensation is credited to an individual account and deemed invested in common stock equivalent units. Dividend equivalent units are credited under the plan as and when dividends are declared and paid by the Company. Under the second arrangement, deferred compensation is credited with interest. Amounts deferred from 1985 through 1988 accrue interest annually at 130% of the Moody’s Average Corporate Bond Rate for the month of October for the preceding year (7.62% during 2005). Amounts deferred after January 1, 1989, accrue interest annually at 100% of the rate (5.86% during 2005). Benefits under both plans are equal to each participant’s account balance and are generally payable on termination of employment or at a specified age.

Does the Company have employment agreements?

Yes. The Company has an employment agreement with Mr. Cianciola and with Mr. Mathews.

Employment Agreement with Francis J. Cianciola

In connection with the Company’s acquisition of Renasant Bancshares, Inc., the Company entered into an Employment Agreement with Francis J. Cianciola; the agreement is attached as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and an amendment to the employment agreement is attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.

Under the agreement, as amended, Mr. Cianciola serves as President of the Tennessee Division of Renasant Bank. The term of the agreement is five years; the term began on July 1, 2004, and will end on June 30, 2009. The agreement provides for an annual base salary of $210,000, which is subject to increase but not decrease. The agreement contains covenants relating to non-competition, the disclosure of confidential information and the ownership of intellectual property, which are effective during and after the term.

If, during his employment term, Mr. Cianciola’s employment is involuntarily terminated without cause or if he terminates his employment for good reason, the Company is required to pay severance to Mr. Cianciola, determined as follows:

•	An amount equal to his annual base salary at the time of termination;

•	An amount equal to his average bonus for the preceding two whole calendar years;

•	An amount equal to the annual lease payment on the motor vehicle then used by him; and

•	An amount equal to the Company’s portion of his health insurance premiums for a period of 12 months.

If his employment ceases for any other reason, except in connection with a change in control, no additional payments are due.

If Mr. Cianciola’s employment is terminated or he terminates his employment for good reason, either occurring in connection with or within the three-year period following a change in control, he is entitled to receive a severance payment equal to 2.99 times the sum of (1) his annual base salary in effect at the time of his termination, and (2) his average annual bonus for the two years prior to the change in control. The amount of the severance payment is subject to reduction if it would otherwise cause the Company to lose its federal income tax deduction for the payment or subject Mr. Cianciola to the imposition of an excise tax. In the event of a change in control, the approximate payment to be made to Mr. Cianciola is $870,909. The agreement defines the term “change in control” as:

•	The sale by the Company of all or substantially all of its assets;

•	A merger or consolidation in which the shareholders of the Company do not own at least 50% of the surviving entity;

•	The acquisition by any person of 50% of the voting power of the Company; or

•	The vote by the shareholders of the Company to liquidate or dissolve the Company.

Employment Agreement with Larry R. Mathews

In connection with the Company’s acquisition of Heritage Financial Holding Corporation, the Company entered into an Employment Agreement with Larry R. Mathews; the agreement is attached as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on January 6, 2005.

Under the agreement, Mr. Mathews serves as President of the Alabama Division of Renasant Bank. The term of the agreement is five years; the term began on January 1, 2005, and will end on December 31, 2010. The agreement provides for an annual base salary of $232,000, which is subject to increase but not decrease. The agreement contains covenants relating to non-competition, the disclosure of confidential information and the ownership of intellectual property, which are effective during and after the term.

If, during his employment term, Mr. Mathews’ employment is involuntarily terminated without cause or if he terminates his employment for good reason, the Company is required to pay severance to Mr. Mathews, determined as follows:

•	An amount equal to his annual base salary at the time of termination;

•	An amount equal to his average bonus for the preceding two whole calendar years;

•	An amount equal to the annual lease payment on the motor vehicle then used by him; and

•	An amount equal to the Company’s portion of his health insurance premiums for a period of 12 months.

If his employment ceases for any other reason, except in connection with a change in control, no additional payments are due.

If Mr. Mathews’ employment is terminated or he terminates his employment for good reason, either occurring in connection with or within the three-year period following a change in control, he is entitled to receive a severance payment equal to 2.99 times the sum of (1) his annual base salary in effect at the time of his termination, and (2) his average annual bonus for the two years prior to the change in control. The amount of the severance payment is subject to reduction if it would otherwise cause the Company to lose its federal income tax deduction for the payment or subject Mr. Mathews to the imposition of an excise tax. In the event of a change in control, the approximate payment to be made to Mr. Mathews is $838,825. The agreement defines the term “change in control” as:

•	The sale by the Company of all or substantially all of its assets or the assets of the Bank;

•	A merger or consolidation in which the shareholders of the Company do not own at least 80% of the surviving entity;

•	The acquisition by any person or group of 20% of the voting power of the Company;

•	The vote by the shareholders of the Company to liquidate or dissolve the Company; or

•	The change over the course of two years of the persons who compose a majority of the board of directors, unless each new director was approved by a majority of the former board.

Does the Company have other change in control agreements?

Yes. In addition to its agreements with Mr. Cianciola and Mr. Mathews, the Company has entered into change in control agreements with Mr. McGraw, Mr. Gray, Mr. Johnson and certain other executives of the Company. These agreements provide severance benefits in the event an executive’s employment is involuntarily terminated without cause or voluntarily terminated for good reason, each within the three-year period following the occurrence of a change in control. For this purpose, a change in control is defined as any liquidation, dissolution, consolidation or merger of the Company in which the Company is not the surviving corporation.

The agreements provide for payment of severance in an amount equal to 2.99 times the sum of (1) the executive’s annual base salary in effect prior to termination, and (2) the executive’s average annual incentive bonus for the two years prior to the change in control. This amount is subject to reduction in the event the amount would cause the Company to lose its federal income tax deduction or subject an executive to the imposition of an excise tax. The severance amount is to be held in escrow and is generally payable, with accrued interest, in installments over a three-year period. Payments are reduced if the executive obtains other employment during the payment period; benefits cease if the executive becomes an employee of a competing business during the period. The agreements also provide for the continuation of coverage under other Company benefits for a period of three years.

In the event of a change in control, the approximate aggregate amount of payments to be made over a three-year period based upon current compensation would be $1,528,690 for Mr. McGraw, $840,171 for Mr. Johnson and $803,334 for Mr. Gray.

REPORT OF THE COMPENSATION COMMITTEE

Six non-employee directors serve on the board’s compensation committee, and each committee member is an “independent director” under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. The committee reviews the chief executive officer’s performance, establishes and reviews the Company’s executive compensation programs, sets the chief executive officer’s compensation, approves salary adjustments for other senior executive officers, based upon a recommendation by the chief executive officer, and makes grants and awards under the Company’s long-term incentive compensation plan. The committee held six meetings during 2005.

Compensation Goals and Program Components

The Company’s executive compensation program consists of base salary, short-term cash incentives, and long-term, equity-based incentives. The program is intended to permit flexibility in the Company’s compensation practices, to retain and motivate the Company’s key executives, and to align the short and long-term performance of the Company with the compensation of its chief executive officer.

Compensation of the Chief Executive Officer

In setting the chief executive officer’s compensation, the committee reviews all components of the chief executive officer’s compensation, including salary, bonus, long-term incentive compensation, accumulated realized and unrealized stock option gains, the dollar value to the chief executive officer and the cost to the company of all perquisites and other personal benefits, the earnings and accumulated payout obligations under our deferred compensation plans and under potential change-in-control scenarios. Based on this review, the committee has determined that the chief executive officer’s total compensation in the aggregate is reasonable and not excessive. The committee’s analysis regarding the chief components of the chief executive officer’s compensation is set forth below.

Base Salary. The committee annually reviews and sets the chief executive officer’s base salary. To determine the adjustment, the committee ordinarily reviews performance by evaluating three measures:

•	The Company’s financial goals, which are quantitative measures related to the Company’s earnings per share, return on investment and stock value, growth in the Bank’s loans and deposits, and the Bank’s loan write-offs;

•	Improvement in qualitative measures, such as relationships with the Bank’s officers and employees, the Board and the Company’s shareholders; and

•	Progress towards the Company’s strategic goals, including succession planning, acquisitions, and market expansion.

The chief executive officer also addresses the committee and discusses his performance. Based on the committee’s evaluation of the chief executive’s performance and his comments, the committee then determines base salary. The determination is discretionary, no single measure or group of measures is determinative, and no weighting system is assigned to the measures. During 2004, the committee used this process to increase the base salary of the chief executive officer to $353,000, an increase of 6.97% from the prior year. The increase was effective as of January 1, 2005.

During 2005, the committee engaged a compensation consultant to provide information about the salary and bonus payable to similarly situated officers employed by members of the Company’s peer group. The committee then set the chief executive’s base salary, effective as of January 1, 2006, using the process described above and the peer group information. Again, the determination of the committee was discretionary; no specific weight or relevance was assigned to the peer group information or other the factors evaluated by the committee. Beginning January 1, 2006, the base salary of the chief executive officer was set at $370,000, which is a 4.82% increase from 2005.

Annual Cash Incentive. The Company has an annual bonus program under which cash incentives may be awarded to all employees, including the chief executive officer. No bonus is paid if threshold performance targets are not attained. The maximum bonus payable to the chief executive officer is 67.5% of his base salary. Bonuses are determined on the basis of the Company’s annual earnings measured against targets established by the committee at the beginning of each fiscal year. For 2005, the committee considered the peer group information provided by its compensation consultant and that the chief executive officer completed certain of the strategic goals set by the board, including acquisitions in designated geographic markets, in addition to the objective criteria included in the bonus plan. Based upon the Bank’s earnings performance during 2005 and these additional factors, the chief executive officer received an incentive bonus payment of $200,578, or 56.82% of his base compensation.

Long-Term Incentives. The Company also maintains a long-term, equity-based incentive plan, the 2001 Long-Term Incentive Plan. Grants and awards under the plan are intended to align the interests of the key employees with shareholders and to serve as a retention device. As of January 1, 2005, options to acquire 15,000 shares of the Company’s common stock were granted to the Company’s chief executive officer. The number of options granted is consistent with option grants made to the chief executive officer in the two immediately preceding years. The exercise price is $34.15 per share, which is the fair market value of the Company’s common stock on the grant date. The options vest and become exercisable in three annual installments, contingent upon continued employment with the Company.

Other Compensation and Benefits. The Company maintains a number of broad-based benefit plans in which the executive officers participate, including a group medical plan and a 401(k) plan. These plans are intended to provide basic health and retirement benefits to all of the Company’s employees. Executive officers may elect to supplement their retirement benefits by making voluntary deferrals to one of the Company’s deferred compensation plans. The Company has also entered into change of control agreements with its chief executive and other named executive officers.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits to $1 million in any taxable year the deduction a company may claim for compensation paid to each of its chief executive and four other highest paid officers, unless certain performance-based conditions are satisfied. Base salary and incentive bonuses are subject to the limitation. Options granted under the Company’s long-term incentive plan have been granted at fair market value. As a result, the value of options is deemed performance-based and is not subject to the limitation. Based upon the treatment of the options as performance-based, the committee does not anticipate the payment of any current compensation to an executive officer that would be affected by the limit.

Compensation Committee:

J. Niles McNeel, Chairman	William M. Beasley
Frank B. Brooks	John M. Creekmore
Marshall H. Dickerson	John T. Foy

February 23, 2006

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee during 2005 were William M. Beasley, Frank B. Brooks, John M. Creekmore, Marshall H. Dickerson, John T. Foy and J. Niles McNeel. There are no members of the compensation committee who were officers or employees of the Company or any of its subsidiaries during 2005 or were formerly officers of the Company. Certain members of the Company’s Compensation Committee have relationships with the Company, described earlier in this proxy statement.

STOCK PERFORMANCE GRAPH

The following performance graph compares the performance of the Company’s common stock to the Nasdaq Market Index and to a peer group of 71 other regional southeast bank holding companies for the Company’s reporting period. The performance graph assumes that the value of the investment in the Company’s common stock, the Nasdaq Market Index and the peer group of other regional southeast bank holding companies was $100 at January 1, 2001, and that all dividends were reinvested.

Performance Graph

January 1, 2001 - December 31, 2005

	December 31,
	2000	2001	2002	2003	2004	2005
Renasant Corporation	$100.00	$212.81	$240.83	$299.65	$307.99	$302.63
Hemscott Industry Group(1)	100.00	125.76	134.60	171.85	197.60	200.09
Nasdaq Market Index	100.00	79.71	55.60	83.60	90.63	92.62

(1)	The bank holding companies included in the Regional Southeast Banks peer group are: Alabama National BanCorporation; AmSouth Bancorporation; Appalachian Bancshares; Auburn National Bancorporation, Inc.; The Banc Corporation; BancorpSouth, Inc.; BancTrust Financial Group, Inc.; Bank of the Ozarks, Inc.; Beach First National Bancshares, Inc.; Britton & Koontz Capital Corporation; Capital Bancorp, Inc.; Capitalsouth Bancorp; Cardinal Financial Corporation; Centerstate Banks of Florida, Inc.; Citizens First Corporation; Civitas Bankgroup, Inc.; Colonial BancGroup, Inc.; Community Bancshares, Inc.; Community First Bancorp; Community National Bancorp; Community Trust Bancorp, Inc.; Compass Bancshares, Inc.; Cornerstone Bancshares; Crescent Banking Company; Eastern Virginia Bankshares, Inc.; Farmers Capital Bank Corporation; Fauquier Bankshares, Inc.; First Bancshares, Inc. MS; First Community Bank Corporation; First Horizon National Corp.; First M & F Corporation; First National Bancshares, Inc. FL; First Security Bancorp, Inc.; FNB Corporation FL; FNB Corporation VA; Four Oaks Fincorp, Inc.; FPB Bancorp, Inc.; Freedom Bank; Globe Bancorp, Inc.; Hancock Holding Company; Hibernia Corporation; Horizon Bancorporation; Iberiabank Corporation; Metairie Bank & Trust; MidSouth Bancorp, Inc.; Minden Bancorp, Inc.; Mountain National Bancorp; Nature Coast Bank; NB&T Financial Group, Inc.; NBC Capital Corporation; Nexity Financial Corporation; NSB Holdings, Inc.; Penseco Financial Services Corporation; The Peoples BancTrust Company; Renasant Corporation; Pinnacle Bancshares, Inc.; Pinnacle Financial Partners, Inc.; Premier Financial Bancorp, Inc.; Regions Financial Corporation; Republic Bancorp, Inc.; S. Y. Bancorp, Inc.; Security Bank Corporation; Simmons First National Corporation; Southcoast Financial Corporation; Tennessee Commerce Bancorp; Trustmark Corporation; United Bancorp of Alabama; United Security Bancshares, Inc.; and Whitney Holding Corporation.

Source: Media General Financial Services.

There can be no assurance that the Company’s common stock performance will continue in the future with the same or similar trends depicted in the performance graph above. The Company will not make or endorse any predictions as to future stock performance.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, other than as provided in Item 7(d)(3)(v) of Regulation 14A-101. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assertion on the design and effectiveness of the Company’s internal control over financial reporting. The Company’s independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States of America to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with accounting principles generally accepted in the United States of America. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine.

In fulfilling its oversight responsibilities, the committee reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2005 and management’s assertion on the design and effectiveness of the Company’s internal control over financial reporting as of December 31, 2005 with management. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements of the Company with generally accepted accounting principles, their judgments as to the quality of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by SAS 61 (Codification of Statements of Auditing Standards, AU §380). In addition, the committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with the independent auditors the auditors’

independence from management and the Company, and has considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The committee held 14 meetings during 2005.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements and management’s assertion on the design and effectiveness of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Audit Committee:

Frank B. Brooks, Chairman	Marshall H. Dickerson
John T. Foy	Theodore S. Moll
J. Larry Young

March 1, 2006

INDEPENDENT AUDITORS

Who are the Company’s auditors?

On September 20, 2005, the Audit Committee dismissed Ernst & Young LLP as the Company’s independent registered public accountant and appointed Horne LLP to serve as the Company’s independent registered public accountant to audit the Company’s financial statements for the year ended December 31, 2005. The dismissal of Ernst & Young LLP and the appointment of Horne were approved by the Audit Committee.

Ernst & Young LLP’s reports on the Company’s financial statements for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the 2004 fiscal year and from January 1, 2005 through September 20, 2005, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement(s) in connection with its report. Furthermore, none of the “reportable events” defined in Item 304(a)(1)(v) of Regulation S-K occurred during the 2004 fiscal year or from January 1, 2005 through September 20, 2005.

During the 2004 fiscal year and from January 1, 2005 through September 20, 2005, the date of the appointment of Horne LLP, neither the Company nor anyone on its behalf consulted Horne LLP regarding the application of accounting principles to a specified transaction (either completed or proposed), the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the instructions thereto, or a “reportable event,” as defined in Item 304(a)(1)(v) of Regulation S-K.

A representative of Horne LLP is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

What fees were paid to the auditors in 2004 and 2005?

Fees related to services performed for the Company by Horne LLP and Ernst & Young LLP in fiscal years 2005 and 2004 are as follows:

Fees paid to Horne LLP:

2005
Audit Fees (1)	$423,500
Audit-Related Fees (2)	—
Tax Fees (3)	—
All Other Fees	—

Total	$423,500

Fees paid to Ernst & Young LLP:

	2005	2004
Audit Fees (1)	$44,000	$678,000
Audit-Related Fees (2)	—	20,400
Tax Fees (3)	60,000	27,000
All Other Fees	—	—

Total	$104,000	$725,400

(1)	Audit fees included fees and expenses associated with the audit of the Company’s annual financial statements, the reviews of the financial statements in the Company’s quarterly reports on Form 10-Q, and regulatory and statutory filings.

(2)	Audit-related fees primarily included accounting consultation.

(3)	Tax fees and expenses included tax compliance services, tax advice, and tax planning assistance. All tax fees were permissible tax fees under Section 201 of the Sarbanes-Oxley Act of 2002.

In accordance with the procedures set forth in its charter, a copy of which is attached as Appendix A, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for the Company by its independent auditor prior to the engagement of the independent auditors with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Securities

Exchange Act of 1934, as amended, which are approved by the audit committee prior to the completion of the audit. For fiscal years 2005 and 2004, none of the fees listed under Audit-Related Fees or Tax Fees were covered by the de minimis exception. The chairman of the audit committee has been delegated the authority by the committee to pre-approve the engagement of the independent auditors when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

PROPOSAL NOS. 1 AND 2

TO ELECT DIRECTORS

What are the voting procedures?

Shares represented by your properly signed and dated proxy card will be voted in accordance with your instructions on the card at the annual meeting. If your proxy card is signed, but instructions are not given, the proxy holders will vote your proxy for the listed nominees. If for any reason one or more of the nominees is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board.

Directors are elected by a plurality vote; the nominees who receive the highest number of votes cast, up to the number of directors to be elected, are elected. You are entitled to one vote for each share held.

Proposal No. 1 – Election of Five Class 1 Directors

The five Class 1 directors elected at our annual meeting will serve a three-year term, or until the 2009 annual meeting. The board has nominated for election as Class 1 directors:

•	George H. Booth, II

•	Frank B. Brooks

•	John T. Foy

•	Harold B. Jeffreys

•	Jack C. Johnson

Each nominee presently serves as a member of our board.

The Company’s board of directors unanimously recommends a vote “FOR” the election of each of the five nominees for Class 1 director to the board of directors.

Proposal No. 2 – Election of One Class 2 Director

The Class 2 director elected at our annual meeting will serve a one-year term, or until the 2007 annual meeting. The board has nominated C. Larry Michael for election as a Class 2 director. Mr. Michael presently serves as a member of our board.

The Company’s board of directors unanimously recommends a vote “FOR” the election of

C. Larry Michael as a Class 2 director to the board of directors.

SHAREHOLDER PROPOSALS

Shareholders having proposals that they desire to present at next year’s annual meeting of shareholders of the Company should, if they desire that such proposals be included in the Company’s proxy statement relating to such meeting, submit such proposals to the Company. Proposals must be received by the Company no later than November 9, 2006. To be included in the Company’s proxy statement, all submissions must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. The board of directors directs interested shareholders to that rule. Proposals should be addressed to E. Robinson McGraw, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804.

If a shareholder of the Company wishes to present a proposal at next year’s annual meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement, the shareholder must give written notice to the Company at the address noted above. The Company must receive the notice not later than December 8, 2006. If a shareholder fails to provide timely notice of a proposal to be presented at next year’s annual meeting, the proxies designated by the board of directors of the Company will have discretionary authority to vote on such proposal.

OTHER MATTERS

As of the time this proxy statement was printed, management of the Company was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

The Company’s Summary Annual Report for the year ended December 31, 2005, and the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the SEC, have been mailed to shareholders prior to or with this proxy statement.

Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, the Company, without charge, will provide an additional copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005. Requests should be mailed to James W. Gray, Director of Investor Relations and Planning, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804.

By Order of the Board of Directors

E. Robinson McGraw
Chairman of the Board, President and Chief
Executive Officer

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

RENASANT CORPORATION

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors of Renasant Corporation (“Company”) to assist the board in fulfilling its oversight responsibilities. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of any registered public accounting firm employed by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Each such registered public accounting firm shall report directly to the Audit Committee. The Audit Committee’s primary duties and responsibilities include:

•	Monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•	Monitoring the independence and performance of the Company’s registered public accounting firm and internal auditing department.

•	Providing an avenue of communication among the registered public accounting firm, management, the internal auditing department, and the Board of Directors.

•	Establishing procedures for (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Audit Committee is vested with all responsibilities and authority required by Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the registered public accounting firm as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company’s expense and without the approval or oversight of the Board of Directors of the Company, special legal, accounting, or other advisors or experts it deems necessary in the performance of its duties.

II.	Audit Committee Composition and Meetings

Audit Committee members shall be a member of the Board of Directors of the Company and shall meet the requirements of the Rule 4350(d) of the Nasdaq Marketplace Rules. The Audit Committee shall be comprised of not less than three nor more than six directors as determined by the Board, each of whom shall be independent as defined in the Exchange Act and the rules promulgated thereunder and as provided in the requirements of the Rule 4200(a)(15) of the Nasdaq Marketplace Rules. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements. At least one member of the Audit Committee shall be a financial expert as defined in the Exchange Act and the rules promulgated thereunder. Audit Committee members shall not serve on the audit committees of more than two other public companies.

Audit Committee members may not accept consulting, advisory, or other compensatory fees from the Company and may not be an affiliated person with the Company or subsidiary. Director’s compensation must be the sole remuneration from the Company for Audit Committee members.

Audit Committee members shall be appointed by the Board of Directors of the Company. If an Audit Committee Chairman is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chairman shall approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the director of the internal auditing department, the registered public accounting firm, and as a committee to discuss any matters that the committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chairman, should communicate with management and the registered public accounting firm quarterly to review the Company’s financial statements and significant findings based upon the auditors’ limited review procedures. The Audit Committee may request any officer or employee of the Company or the Company’s outside Counsel or the registered public accounting firm to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

III.	Audit Committee Responsibilities and Duties

Review Procedures

A.	Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board for approval. Submit the charter to the Board of Directors for approval and have the document published in accordance with SEC regulations.

B.	Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and registered public accounting firm of significant issues regarding accounting and auditing principles, practices, and judgments.

C.	In consultation with management, the registered public accounting firm, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls that could materially affect the Company’s financial statements. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review material findings prepared by the registered public accounting firm and the internal auditing department together with management’s responses, including an update on the status of previous recommendations.

D.	In conjunction with its reviews of the Company’s reports on the 10-K and 10-Q, the Committee will determine that the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required by applicable SEC rules and regulations with respect to the Company’s disclosure controls and procedures and internal controls over financial reporting are included in each such report.

E.	Review with financial management and the registered public accounting firm the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the registered public accounting firm in accordance with Statement of Auditing Standards No. 61. The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

F.	Approve compensation to the registered public accounting firm and advisers employed by Audit Committee.

G.	Review the written disclosures and the letter from the registered public accounting firm required by Independent Standards Board Standard No. 1 and discuss with the registered public accounting firm its independence.

H.	Annually review audit results associated with directors’ and officers’ expense accounts and perquisites. Annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

Registered public accounting firm

A.	The registered public accounting firm reports directly to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the registered public accounting firm or approve any discharge of the registered public accounting firm when circumstances warrant.

The Audit Committee is directly responsible for appointment, compensation, and oversight of the registered public accounting firm. All auditing services and non-audit services, other than as provided in the de minimus exceptions below, provided by the auditor shall be pre-approved by the Audit Committee.

The preapproval requirement is waived with respect to the provision of non audit services if:

•	The aggregate amount of all such nonaudit services provided to the Company constitutes not more than 5 percent of the total amount of revenues paid by the Company to its auditor during the fiscal year in which the nonaudit services are provided;

•	Such services were not recognized by the Company at the time of the engagement to be non audit services; and

•	Such services are promptly brought to the attention of the Audit Committee of the Company and the Audit Committee or one or more members of the Audit Committee who are members of the board of directors to whom authority has been delegated by the Audit Committee approves such services prior to the completion of the audit.

The Audit Committee recognizes that it shall be unlawful for a registered public accounting firm that performs for the Company any audit required by the Securities Exchange Act of 1934, as amended, or the rules promulgated thereunder, to provide to the Company, contemporaneously with the audit, any non-audit service, including:

•	Bookkeeping or other services related to the accounting records or financial statements of the Company and its subsidiaries;

•	Financial information systems design and implementation;

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports;

•	Actuarial services;

•	Internal audit outsourcing services;

•	Management functions or human resources;

•	Broker or dealer, investment advisor or investment banking services;

•	Legal services and expert services unrelated to the audit; and

•	Any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

B.	Approval by the Audit Committee of a non-audit service to be performed by the auditor of the Company shall be disclosed to investors in periodic reports.

C.	The Audit Committee may delegate to one or more designated members of the Audit Committee who are independent directors of the board of directors, the authority to grant preapprovals described in Section 10A of the Exchange Act. The decisions of any member to whom authority is delegated to preapprove an activity shall be presented to the full Audit Committee at each of its scheduled meetings.

D.	In carrying out its duties, if the Audit Committee approves an audit service within the scope of the engagement of the auditor, such audit service shall be deemed to have been preapproved.

E.	The registered public accounting firm must timely report to the Audit Committee:

•	All critical accounting policies/practices to be used;

•	All alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the registered public accounting firm; and

•	Any other material written communications between the registered public accounting firm and management, including management letters or schedules of unadjusted differences.

F.	On an annual basis, the Audit Committee should review and discuss with the registered public accounting firm all significant relationships the auditors have with the Company that could impair their independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

G.	Review the registered public accounting firm audit plan and engagement letter—discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

H.	Prior to releasing the year-end earnings, discuss the results of the audit with the registered public accounting firm. Discuss certain matters required to be communicated to audit committees in accordance with Statement of Auditing Standards No. 61.

I.	Consider the registered public accounting firm’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

J.	Review with the registered public accounting firm any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

•	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

•	Any changes required in the planned scope of the internal audit.

•	The internal audit department responsibilities, budget and staffing.

K.	Evaluate together with the Board the performance of the registered public accounting firm and, if so determined by the Audit Committee, recommend that the Board replace the registered public accounting firm.

Internal Audit Department and Legal Compliance

A.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department, as needed.

B.	Review the appointment, performance, and replacement of the senior internal audit executive. The internal audit department shall be responsible to senior management but have a direct reporting responsibility to the Board of Directors through the Audit Committee. Changes in the senior internal audit executive shall be subject to Audit Committee approval.

C.	Review significant reports prepared by the internal audit department together with management’s response and follow up to these reports.

D.	On at least an annual basis, review with the Company’s legal counsel, any legal matters that could have a material impact on the organization’s financial statements. Review with the internal auditors all audits received from regulators or governmental agencies. Obtain from management responses for any regulatory noncompliance that occurs at the Company. Review with the internal auditors all reports concerning any significant fraud that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event occurring in the future.

Other Audit Committee Responsibilities

A.	The Audit Committee has established the following procedures for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters of the Company.

•	Renasant Corporation has established a toll-free telephone number (1-877-888-0002) for receiving complaints regarding accounting, internal accounting controls, or auditing matters. This toll-free number is staffed by an independent organization operating 24 hours a day, 7 days a week.

•	All such complaints will be sent to the Internal Audit Manager who, after consultation with the General Counsel, will report such matters to the Audit Committee. The Internal Audit Manager and the General Counsel of the Company will review each complaint and take such action with respect to such complaint as they deem reasonable and appropriate.

•	All complaints will be monitored by the Audit Committee and the Audit Committee will take such action with respect to complaints as it deems reasonable and appropriate.

•	The presiding Audit Committee Chairman may retain outside counsel or other advisors, for any complaint addressed to the Audit Committee.

B.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

C.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

D.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results.

E.	The Company has adopted a Code of Ethics for the Company’s CEO, Chief Financial Officer, Principal Accounting Officer and Controller (“Senior Management and Financial Officers”) that requires Senior Management and Financial Officers to resolve ethically any actual or apparent conflicts of interest, to comply with laws and regulations and to provide information that is accurate, complete, objective, relevant, fair, timely and understandable in Company’s periodic reports filed with the SEC and other public disclosures. Waivers of the Code of Ethics may only be made by the Board of Directors or the Audit Committee and will be disclosed in accordance with applicable law. Violations of the Code of Ethics are reported to the Audit Committee. The Audit Committee and General Counsel of the Company will review each report and take such action with respect to each report as they deem reasonable and appropriate.

F.	Verify that management has acknowledged their compliance with the Company’s Code of Ethical Conduct.

G.	Periodically perform self-assessment of Audit Committee performance.

H.	Review financial and accounting personnel succession planning within the Company.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

APPENDIX B

CHARTER OF THE

NOMINATING AND GOVERNANCE COMMITTEE

OF THE BOARD OF DIRECTORS OF

RENASANT CORPORATION

ORGANIZATION

The Board of Directors shall designate annually Governance and Nominating Committee (the “Committee”) comprised of three or more directors. Members of the Committee may be removed at any time by the Board of Directors in its sole discretion. The Members of the Committee shall be “independent” directors as determined in accordance with the laws, rules and regulations of the Nasdaq and shall also comply with and satisfy all other applicable laws, rules, regulations and requirements. The Committee shall report regularly to the Board of Directors.

The Committee shall elect a Chairman of the Committee annually. The Chairman shall determine the agenda and length of meetings and shall establish such other rules as may from time to time be necessary and proper for the conduct of the business of the Committee.

PURPOSE

The purpose of the Committee is to:

(1)	Identify individuals qualified to serve on the Board of Directors and to recommend that the Board of Directors select director nominees to be considered for election at the Company’s next annual meeting of shareholders or to be appointed by the Board of Directors to fill an existing or newly created vacancy on the Board of Directors;

(2)	Develop and revise as appropriate Corporate Governance Guidelines applicable to the Company and recommend such guidelines or revisions to the Board of Directors;

(3)	Address and respond to shareholder concerns regarding corporate governance; and

(4)	Otherwise play a leadership role in the Company’s corporate governance.

MEETINGS

The Committee shall meet as often as it deems necessary or appropriate to carry out its responsibilities, but in no event less than twice per year, and may, in its sole discretion, form and delegate authority to subcommittees (comprised only of Committee members) in furtherance of such responsibilities. The Chairman of the Committee, the Chairman of the Board or the President of the Company shall call meetings of the Committee. All such meetings shall be held pursuant to the By-Laws of the Company with regard to quorum, notice and waiver thereof and at any time, place and manner, including telephonically, permitted by the Company’s By-Laws. Written minutes of each such meeting shall be duly filed in the Company’s records and minutes of the Committee’s most recent meeting shall be distributed prior to a Committee meeting to each member of the Committee for such member’s review. Members of the Committee are expected to make all reasonable efforts to attend each meeting.

POWERS AND RESPONSIBILITIES

The Committee shall:

(1)	Establish criteria and qualifications for Board membership, including standards for assessing independence. These criteria and qualifications include, among other things:

a.	Significant business experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

b.	Familiarity with and participation in the local community;

c.	Prominence and a highly-respected reputation in their profession;

d.	A proven record of honest and ethical conduct, personal integrity and independent judgment;

e.	The ability to represent the interests of the shareholders of the Company; and

f.	Be available to devote time to the Board of Directors activities and to enhance their knowledge of the Company’s industry.

(2)	Actively seek to identify individuals to serve on the Board of Directors who satisfy the Board Membership Criteria. The Committee shall also consider written proposals for director nominees received from Company shareholders.

(3)	Assess the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board.

(4)	Recommend to the Board of Directors (a) the number of directors to be elected at the Company’s next Annual Meeting of Shareholders and (b) nominees for election as directors at the Company’s next annual Meeting of Shareholders or for appointment by the Board to fill an existing or newly created vacancy on the Board of Directors.

(5)	Identify qualified members of the Board of Directors to serve on each board committee and recommend each such member to the Board of Directors. In addition, the Committee may designate a member of the Committee to attend the meetings of any other Board committee ex officio with the concurrence of the chairman of such other committee.

(6)	Develop Corporate Governance Guidelines applicable to the Company and recommend such guidelines or revisions of such Guidelines to the Board of Directors. The Committee shall review such guidelines at least annually and, when necessary or appropriate, recommend changes to the Board of Directors.

(7)	Review at least annually the Company’s compliance with the listing requirements of the Nasdaq and any other applicable regulatory requirements and report to conclusions from such review to the Board of Directors.

(8)	Review at least annually the charters of the committee of the Board of Directors and, when necessary or appropriate, recommend changes in such charters to the Board of Directors.

(9)	Monitor the development of best practices regarding corporate governance and take a leadership role in shaping the corporate governance of the Company.

ADDITIONAL POWERS AND RESPONSIBILITIES

The Committee shall have the authority to take any and all appropriate actions necessary to discharge its responsibilities. In particular, the Committee shall have (i) the authority to engage and obtain advice and assistance from advisors, including independent or outside legal counsel, accountants or auditors, (ii) sole authority to retain and/or terminate any search firm, including those used to identify individuals qualified to serve on the Board of Directors, and (iii) the sole authority to approve the fees and other retention terms of any such engagement, the exercise of each of the foregoing powers as the Committee determines in its sole discretion is necessary or appropriate to carry out its duties. The Company in accordance with its normal business practices shall pay all fees and costs of such advisors promptly. The Committee shall have unrestricted access to Company personnel and documents and to the Company’s legal counsel, accountants and internal and external auditors.

The Committee shall, on an annual basis, review and reassess the adequacy of this Charter.

The Committee shall perform such other activities as the Committee or the Board of Directors may from time to time deem necessary or appropriate.

REVOCABLE PROXY

RENASANT CORPORATION

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS

APRIL 18, 2006

The person(s) signing this proxy card hereby appoints Neal A. Holland, Jr., William M. Beasley, Richard L. Heyer, Jr., J. Niles McNeel, and H. Joe Trulove, and each of them, acting singly, as attorneys and proxies of the signer of the proxy card, with full power of substitution, to vote all shares of stock which the signer is entitled to vote at the Annual Meeting of Stockholders of Renasant Corporation to be held on Tuesday, April 18, 2006 at 2:00 p.m., Central time, at the principal office of Renasant Bank, 209 Troy Street, Tupelo, Mississippi, 38802, and at any and all adjournments and postponements thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Proposal Nos. 1 and 2 in the accompanying proxy statement have been combined into Proposal No. 1 on this proxy card.

(1)	To elect five Class 1 directors for a three-year term expiring in 2009:

☐	FOR ALL NOMINEES

☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

NOMINEES:

•	George H. Booth, II

•	Frank B. Brooks

•	John T. Foy

•	Harold B. Jeffreys

•	Jack C. Johnson

To elect one Class 2 director for a one-year term expiring in 2007:

•	C. Larry Michael

Instructions: To withhold authority to vote for any individual nominee in this Proposal, mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

Proposal Nos. 1 and 2 in the accompanying proxy statement have been combined into Proposal No. 1 on this proxy card.

(3)	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THESE SHARES WILL BE VOTED TO ELECT THE NOMINEES LISTED IN PROPOSAL NO. 1 ON THIS PROXY CARD AS CLASS 1 DIRECTORS AND THE NOMINEE LISTED IN PROPOSAL NO. 1 ON THIS PROXY CARD AS A CLASS 2 DIRECTOR. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 ON THIS PROXY CARD AS CLASS 1 DIRECTORS AND THE ELECTION OF THE NOMINEE LISTED IN PROPOSAL NO. 1 ON THIS PROXY CARD AS A CLASS 2 DIRECTOR.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Please be sure to date and sign this Proxy in the box below.

Stockholder sign above	Co-holder (if any) sign above	Date

Detach above card, date, sign and mail in postage paid envelope provided.

RENASANT CORPORATION

Please sign exactly as your name(s) appear(s) on this proxy card. When signing in a representative capacity, please give full title.

PLEASE ACT PROMPTLY

DATE, SIGN AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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